UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 7, 2011
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Executive Cash Bonus Plan for Fiscal Year 2011
On February 7, 2011, the Company’s Compensation Committee approved the Executive Cash Bonus Plan for Fiscal Year 2011 (the “2011 Plan”). The 2011 Plan operates under, and is subject to the terms of, the Company’s Performance Bonus Plan (the “Bonus Plan”), which was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on May 19, 2010. The 2011 Plan is intended to increase stockholder value and the success of the Company by motivating 2011 Plan participants to achieve the Company’s objectives through the payment of awards when those objectives are achieved.
Eligibility. Each of our named executive officers, including the chief executive officer, and certain other key employees are eligible for participation in the 2011 Plan, subject to their continued employment through the end of fiscal year 2011. The Company may also pay discretionary bonuses or other types of incentive compensation outside the 2011 Plan.
Determination of Award. Pursuant to the 2011 Plan, each participant is eligible to earn an incentive bonus calculated as a percentage of the participant’s actual base salary. The target bonus is calculated by multiplying the participant’s base salary earned during the fiscal year by a Compensation Committee approved target bonus percentage. The 2011 Plan requires that the Company achieve an initial minimum level of earnings before interest, and other income, taxes, depreciation and amortization, as adjusted on the terms set forth in the 2011 Plan (“Adjusted EBITDA”). If the initial threshold Adjusted EBITDA target is not achieved, no payments shall be earned under the 2011 Plan. If this initial threshold is achieved, each participant is eligible to earn a maximum bonus equal to 200% of such participant’s annual bonus target, up to a maximum of $3 million (the “Maximum Award”).
Upon determination of the Maximum Award, the Compensation Committee exercises negative discretion to determine the actual award earned by the executive based on: (i) achievement against additional Adjusted EBITDA goals selected by the Compensation Committee (the “Adjusted EBITDA Result”), (ii) achievement against the individual performance goals selected by the Compensation Committee (the “Individual Result”), and (iii) any other factors selected by the Compensation Committee in its sole discretion.
Specifically, the Actual Award is determined as follows:
1.	The product of (i) the Adjusted EBITDA Result and (ii) the Target Award is the “Adjusted EBITDA Performance Result.”

2.	The product of (i) the Adjusted EBITDA Performance Result and (ii) 50% is the “Financial Award.”

3.	The product of (i) the Adjusted EBITDA Performance Result, (ii) 50% and (iii) the Individual Result is the “Individual Award.”

4.	The sum of (i) the Financial Award, and (ii) the Individual Award, and subject to any other factors selected by the Compensation Committee in its sole discretion, is the Actual Award, and the Maximum Award is reduced by the difference between the Actual Award and the Maximum Award.
To determine the Adjusted EBITDA Result, the Compensation Committee will determine a percentage, between 0% and 200%, based on actual Adjusted EBITDA achievement. To determine the Individual Result, the Compensation Committee will determine a percentage, between 0% and 200%, based on the participant’s achievement against individual goals selected by the Compensation Committee.
The foregoing description of the 2011 Plan is a summary of the material terms of the 2011 Plan, does not purport to be complete, and is qualified in its entirety by reference to the Executive Cash Bonus Plan for Fiscal Year 2011. A copy of the Executive Cash Bonus Plan for Fiscal Year 2011 is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Executive Cash Bonus Plan for Fiscal Year 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
	By:	/s/ Vijay Talwar
Vijay Talwar
Dated: February 11, 2011		Senior Vice President and General Manager of International and Chief Financial Officer (Principal Accounting and Financial Officer)